UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2006

DYNECO CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	333-112585	41-1508703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2203 North Lois Avenue, Suite 900, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (813) 877-6300

564 International Place, Rockledge, Florida 32955
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 1.02.	Termination of a Material Definitive Agreement.
Item 2.01.	Completion of Acquisition or Disposition of Assets.
Item 3.02.	Unregistered Sales of Equity Securities.
Item 5.01.	Changes in Control of Registrant.
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Stock Exchange Agreement dated January 13, 2006

On January 13, 2006, DynEco Corporation entered into an agreement with the nine former shareholders of Dynamic Leisure Group, Inc., under which DynEco acquired all of the outstanding capital stock of Dynamic Leisure and Dynamic Leisure became a wholly owned subsidiary of DynEco.

As consideration for its acquisition of the outstanding capital stock of Dynamic Leisure, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic.

Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of Dynamic Leisure pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco in that (a) the former shareholders of Dynamic Leisure have acquired voting rights over approximately 83% of the currently outstanding voting securities of DynEco and (b) the designees of the former shareholders of Dynamic have been appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock will convert into 197,000,000 shares of the common stock of DynEco at such time as DynEco’s Articles of Incorporation have been amended to increase the number of shares of common stock DynEco is authorized to issue sufficiently to permit full conversion of the Series A Preferred Stock. Additional information about the Series A Preferred Stock is disclosed elsewhere in this Report. DynEco also agreed that the currently outstanding options and warrants of Dynamic would be exchanged for options and warrants to purchase an aggregate of 44,816,667 shares of common stock of DynEco, and that the currently outstanding convertible promissory notes of Dynamic would become convertible into 41,583,333 shares of common stock of DynEco.

Each of the former shareholders of Dynamic was provided access to business and financial information about DynEco and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in DynEco. Each certificate evidencing the Series A Preferred Stock issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act of 1933, as amended, and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. No placement agent was employed, and no brokerage or similar fees or other compensation were paid in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

Separation Agreement dated January 13, 2006

In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco Corporation and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

•	The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;
•	Dr. Edwards has irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to DynEco Corporation;
•	The parties confirm that they are entering into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated January 1, 2004;
•

DynEco has irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated January 1, 2004;

•

DynEco has transferred and assigned to Dr. Edwards, all of DynEco’s right, title and interest in the lease covering DynEco’s facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco’s obligations thereunder; and

•

DynEco has transferred and assigned to Dr. Edwards, all of DynEco’s right, title and interest in the furniture, property and equipment located at DynEco’s facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco’s obligations thereunder.

Modification and Waiver Agreement dated January 13, 2006

On January 13, 2006, DynEco entered into a Modification and Waiver Agreement with Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation. The parties to the Modification and Waiver Agreement are also parties to a series of agreements dated March 2, 2005, as amended, under which DynEco borrowed an aggregate of $327,000. At the time of execution of the Modification and Waiver Agreement DynEco was in default of its obligations under the March 2, 2005 agreements.

Under the Modification and Waiver Agreement, interest on the convertible promissory notes at the rate of 5% per annum will be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of $29,727.27 are to commence on June 1, 2006; provided; however, in the event the Company completes an equity or debt financing transaction of at least $1,500,000, then one half of the outstanding principal amount of the notes will become due and payable at the option of the note holders, together with a 50% premium and in the event the Company completes an equity or debt financing transaction of at least $3,000,000, then the entire outstanding principal amount of the notes will become due and payable at the option of the note holders, together with a 50% premium. In accordance with the terms of the Modification and

Waiver Agreement, upon receipt of the funding described elsewhere in this Report under January 13, 2006 Financing Transaction, if the note holders opt to receive payment, DynEco will pay a total of approximately $245,250 to the note holders, consisting of approximately $163,500 in principal amount of promissory notes and a premium in the amount of approximately $81,750.

The notes are convertible at $.75 per share, subject to adjustment in the event the Company issues shares for a consideration of less than $.75 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. The $.75 conversion price of the notes gives effect to a proposed reverse split of DynEco’s common stock at the rate of 1:30. In the event that the 1:30 reverse split does not occur, the conversion price of the notes will be adjusted to reflect DynEco’s actual capital structure.

As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, DynEco issued an aggregate of 6,000,000 shares of its common stock to the two investors under the March 2, 2005 transaction documents. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants have been eliminated, (b) the exercise price of the warrants to purchase up to 7,770,000 shares of DynEco common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and (c) the number of shares issuable upon exercise of those warrants cannot be reduced to less than 300,000 shares, notwithstanding the occurrence of a reverse split that could otherwise reduce the number of such shares to less than 300,000. The $1.00 exercise price of the warrants gives effect to a proposed reverse split of DynEco’s common stock at the rate of 1:30. In the event that the 1:30 reverse split does not occur, the exercise price of the warrants will be adjusted to reflect DynEco’s actual capital structure. Under the Modification and Waiver Agreement, under certain circumstances, the Company may require the investors to exercise the 7,770,000 warrants.

DynEco has agreed to file an amendment to the existing registration statement covering resale of the shares issuable under the transaction documents dated March 2, 2005. Such registration statement must be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In addition, DynEco has agreed to file a new registration statement covering the resale of those shares issuable under the Modification and Waiver Agreement the resale of which are not covered by the existing registration statement. Such additional registration statement must be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or DynEco will be subject to the payment of liquidated damages to the note holders. In the event that a Form 8-K/A, including the audited financial statements of Dynamic Leisure Group, Inc. is not filed on or prior to April 5, 2006, then the Modification and Waiver Agreement will become null and void, except that the note holders are entitled to retain the 6,000,000 shares issued to induce them to enter into the Modification and Waiver Agreement.

Exclusive Patent and Know-How License Agreement dated January 12, 2006

On January 12, 2006, DynEco and Dr. Thomas C. Edwards entered into an Exclusive Patent and Know-How License Agreement that amends and supercedes the Exclusive Patent and Know-How License Agreement dated January 1, 2004, by and between DynEco and Dr. Edwards. The 1994 Agreement granted DynEco the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. DynEco subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane® products developed by Parker-Hannifin.

Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated January 1, 2004 and has assigned and transferred to DynEco all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated January 1, 2004.

Articles of Amendment Designating Series A Preferred Stock

The designations, rights, powers, preferences and limitations of the Series A preferred Stock of DynEco are set forth in Articles of Amendment to DynEco’s Articles of Incorporation that have been filed with the Secretary of State of Minnesota. The Articles of Amendment provide that a series of Preferred Stock, denominated as Series A Preferred Stock and consisting of 350,000 shares, has been created by the Board of Directors in furtherance of the authority conferred upon the Board by DynEco’s Articles of Incorporation.

The Articles of Amendment provide that (a) the Series A Preferred Stock shall vote as a group with the holders of DynEco’s common stock on each matter that is submitted to a vote of common shareholders, (b) each share of Series A Preferred Stock is entitled to 1,000 votes per share on each matter submitted to a vote of shareholders, (c) each share of Series A Preferred Stock shall automatically be converted into 1,000 shares of DynEco common stock at such time as DynEco has amended its Articles of Incorporation to authorize the issuance of a sufficient number of shares of common stock to permit all of the then outstanding shares of Series A Preferred Stock to be converted and (d) the Series A Preferred Stock shall rank pari passu with DynEco’s common stock as to dividend, liquidation and redemption rights.

Of the 350,000 authorized shares of Series A Preferred Stock, 197,000 were issued to the former shareholders of Dynamic in connection with the closing of the Stock Exchange Agreement described elsewhere in this Report, and the balance are reserved for issuance in the event of exercise of outstanding options and warrants, and conversion of convertible promissory notes, that are now convertible into shares of DynEco.

Business of Dynamic Leisure Group, Inc.

As a result of consummation of the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, DynEco Corporation has acquired all of the outstanding capital stock of Dynamic Leisure Group, Inc., and Dynamic Leisure Group, Inc. has become a wholly owned subsidiary of DynEco Corporation. The following is a brief description of the business of Dynamic Leisure Group, Inc.:

DynEco, through Dynamic Leisure Group, Inc., plans to operate primarily in the wholesale travel industry, after several years of operating in the industrial goods industry. Dynamic Leisure Group, Inc. was founded in May 2005 for the purpose of consolidating leisure based travel products, such as airfares, hotels, car rentals, excursions, and tours, using proprietary computer software and broadband communication technology. During 2005, Dynamic Leisure Group, Inc. had no operating revenue. The Company intends to grow by a combination of acquiring established travel wholesale companies in the United States, the United Kingdom, and the European Union and through internal growth.

Dynamic Leisure Group, Inc., is in the process of creating a travel technology, content, and fulfillment organization. DynEco, through its acquisition of Dynamic Leisure, will use recently acquired software technology to create a leisure-based travel distribution platform by integrating multiple online and offline distribution channels, and by leveraging dynamic pricing and packaging technology. Dynamic intends to acquire wholesale travel companies that blend specifically targeted leisure destinations, while taking advantage of operational savings of consolidating overlapping functions.. During 2005 Dynamic Leisure Group, Inc acquired Tourscape dynamic packaging software, which it intends to use as its future technology platform.

DynEco’s travel industry business strategy will be to sell high volume, well known destinations, such as Hawaii, Mexico, California, Las Vegas, Florida, the Caribbean and Europe, which can be easily purchased directly by the end-user or traveler through the internet. DynEco expects to use a combination of existing brands and internet sites along with developing a new brand or brands that can provide a single source for all product options. The initial strategy is to quickly obtain a presence in both the US and Europe, so the Company may use either additional acquisitions or internal growth strategies to quickly expand in volume.

Dynamic currently operates an online international car rental reservation business known as Casual Car Rental. The Company takes direct consumer bookings at www.casualcarrental.com.

While planning for growth through increasing volume in the internet direct to consumer market, DynEco also intends to continue operating as a travel wholesaler that provides packaged trips to travel agencies and other re-sellers.

Since DynEco currently has limited revenue working capital, without external financing there is no guarantee that DynEco will be able to generate enough future operating income to cover it’s expenses. Additionally there is no guarantee that DynEco will be able to complete its strategy of acquiring and efficiently integrating multiple acquisitions.

It is expected that future financing and planned acquisitions will involve the issuance of new shares of the Company’s common stock, creating a dilutive effect to existing shareholders.

As more fully described elsewhere in this Report under “January 13, 2006 Financing Transaction,” on January 13, 2006 the issuer obtained $2 million of financing in the form of a convertible promissory note with a maturity of 12 months, from the effective date. The financing proceeds are expected to be used for beginning acquisitions, and working capital needs.

In addition to the operations of Dynamic Leisure Group, Inc., DynEco continues as the licensor of certain patented technology under an exclusive license agreement with Parker-Hannifin Corporation. Parker-Hannifin Corporation is a Fortune 500 industrial company that, among other things, designs, develops, manufactures and distributes a wide range of industrial and consumer products and has been engaged in, among other things, the development of fuel cells as an alternative energy source. Under the license agreement, DynEco granted Parker-Hannifin the exclusive right to our UniVane® technology. DynEco acquired the rights to the UniVane technology from Thomas C. Edwards, Ph.D., its former President and Chief Executive Officer. To the extent that Parker-Hannifin is successful in developing and marketing fuel cell devices or other products that incorporate DynEco’s UniVane devices, DynEco will be entitled to royalty payments from Parker-Hannifin based upon product sales. To date, no such products have been commercially produced and DynEco has not yet received any royalty payments from Parker-Hannifin under the license agreement. Parker-Hannifin has incurred delays in commercializing UniVane products, and we are unable to predict when, if ever, we will receive royalty income under the license agreement.

Management of DynEco Corporation

In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, Thomas C. Edwards has resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper has resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who has served as a director of DynEco Corporation since June 2003, will continue to serve as a director of DynEco Corporation for a period of at least one year. George R. Schell, who has served as a director of DynEco since 1998, has not tendered his resignation and will continue to serve as a director of DynEco until the next annual meeting of shareholders and until his successor is duly elected and qualified, subject to his earlier, death, resignation or removal.

In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons have been appointed to serve as directors of DynEco Corporation until the next annual meeting of shareholders and until their successors are duly elected and qualified:

Daniel G. Brandano

Thomas W. Busch

Robert A.G. LeVine

In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons have been appointed to serve as officers of DynEco Corporation, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

Daniel G. Brandano – President

Thomas W. Busch – Vice President

Robert A.G. LeVine – Secretary

The following sets forth information about the new officers and directors of DynEco Corporation:

Daniel G. Brandano, age 56, Director, President and Chief Executive Officer, has served as President and Chief Executive Officer of Dynamic Leisure Group since May 2005. Since 2003, Mr. Brandano has served as the Managing Director of Street Venture Partners, LLC, a consulting firm designed to identify opportunities in the travel and technology industry for mergers, acquisitions and alternative exit strategies. From 1998 through 2002, Mr. Brandano served as the Chief Executive Officer for Affinity International Travel Systems, Inc. based in St. Petersburg, Florida.

Thomas W. Busch, age 50, Director, Vice President and Chief Financial Officer, has served as Vice President and Chief Financial Officer of Dynamic Leisure Group since May 2005. From April 2001 to April 2005, Mr. Busch was an independent Financial Consultant. From September 2000 to May 2001, Mr. Busch served as the Chief Financial Officer for Affinity International Travel Systems, Inc. based in St. Petersburg, Florida.

Robert A.G. LeVine, age 44, Director, Secretary and General Counsel has been a licensed attorney in good standing in the State of Florida since 1987 and has, since 1992, been a principal in his own private practice. Mr. LeVine earned his Bachelor of Arts degree from Harvard University and his Juris Doctor degree from the University of Cincinnati College of Law, where he served as Executive Editor of the Cincinnati Law Review.

Principal Shareholders of DynEco Corporation

The following table sets forth information known to us as of the date of this Report, relating to the beneficial ownership of shares of our voting securities by:

•	each person who is known by us to be the beneficial owner of more than five percent of our outstanding voting securities;
•	shares upon exercise of options that have been granted;
•	each director;
•	each executive officer; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of DynEco Corporation, 2203 North Lois Avenue, Suite 900, Tampa, FL 33607. We believe that all persons named in the table have sole voting and investment power with respect to all shares shown as being owned by them.

Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Report, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this prospectus, have been exercised or converted.

The table is based on 237,738,533 shares of common stock currently outstanding, after giving effect to the issuance of shares in connection with the Stock Exchange Agreement dated January 13, 2006, and subject to increasing the number of shares of common stock DynEco is authorized to issue (as described elsewhere in this Report under Item 8.01). Each share of Series A Preferred Stock carries 1,000 votes per share on each matter submitted to a vote of shareholders, and is convertible into 1,000 shares of common stock. Under the Stock Exchange Agreement, DynEco issued Series A Preferred Stock convertible into DynEco common stock at such time as DynEco has increased its authorized shares sufficiently to permit the Series A Preferred Stock to be converted into common stock. As described elsewhere in this Report under Item 8.01, DynEco’s Board of Directors has authorized an increase in the number of authorized shares of common stock to 300,000,000 and a 1:30 reverse split of its outstanding common stock, subject to receipt of shareholder authorization and regulatory approvals. To facilitate a review of the following table, all references are to DynEco common stock and assume an increase in the number of authorized shares and the conversion of Series A Preferred Stock into common stock. Except as otherwise required by SEC rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

•	3,736,167 shares upon exercise of options that have been granted;
•	125,096,787 shares upon exercise of outstanding stock purchase warrants; and
•	113,974,911 shares upon conversion of outstanding convertible promissory notes.

Name	Amount and Nature of Beneficial Ownership
	Common Shares
	Number of Shares	Percent of Class

Daniel G. Brandano (1)	80,333,334	30.8%
Thomas W. Busch (2)	26,000,000	10.9%
Robert A. G. LeVine (3)	8,000,000	3.4%
Leonard Sculler	220,000	*
George R. Schell	921,130	*
Officers and Directors as Group (5 persons)	115,474,464	44.2%
Diversified Acquisition Trust, LLC (4) 50 Braintree Hill Park, Ste. 108 Braintree, MA	83,866,666	31.7%
MMA Capital, LLC (5) 456 Montgomery Street, Ste. 2200 San Francisco, CA 94104	120,000,000	33.5%
Claudale Limited (6) c/o T&T Management Services Limited 28 Irish Town, Gibraltar	20,800,000	8.8%
GRQ Consultants, Inc. (7) 595 S. Federal Hwy, Ste. 600 Boca Raton, FL 33432	19,333,333	7.9%
Alpha Capital Aktiengesellschaft (8) Pradafant 7 9490 Furstentums Vaduz, Lichtenstein	15,578,947	6.2%

*	Less than 1%.

(1)          Includes shares registered to Street Ventures Partners, LLC, a limited liability company in which Mr. Brandano shares equal ownership with his spouse. Consists of (a) 25,000 shares of Series A preferred stock, (b) 32,000 shares of Series A preferred stock registered to Street Venture Partners, LLC, (c) 11,666,667 shares issuable upon exercise of the convertible feature of a note held by Street Venture Partners, LLC and (d) 11,666,667 shares issuable upon exercise of currently exercisable warrants held by Street Venture Partners, LLC. The Series A Preferred Stock is convertible into 57,000,000 shares of DynEco common stock.

(2)          Consists of 26,000 shares of Series A preferred stock. The Series A Preferred Stock is convertible into 26,000,000 shares of DynEco common stock.

(3)          Consists of 8,000 shares of Series A preferred stock. The Series A Preferred Stock is convertible into 8,000,000 shares of DynEco common stock.

(4)	Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC.

Mr. Eiten, through the trustee, exercises sole investment and voting powers over the shares included in the table. Consists of (a) 57,200 shares of Series A preferred stock, (b) 13,333,333 shares issuable upon exercise of the convertible feature of a note and (c) 13,333,333 shares issuable upon exercise of currently exercisable warrants. The Series A Preferred Stock is convertible into 57,200,000 shares of DynEco common stock.

(5)          Consists of (a) 60,000,000 shares issuable upon exercise of the convertible feature of a note and (b) 60,000,000 shares issuable upon exercise of outstanding warrants.

(6)          Claudale Limited is a Gibraltar company which owns 20,800 shares of Series A Preferred Stock. The Series A Preferred Stock is convertible into 20,800,000 shares of DynEco common stock. Claudale Limited also manages a family trust for Mr. Daniel Brandano (which trust owns no DynEco shares). Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any DynEco shares owned by Claudale Limited.

(7)           Consists of (a) 12,000 shares of Series A preferred stock, (b) 3,333,333 shares issuable upon exercise of the convertible feature of a note and (c) 4,000,000 shares issuable upon exercise of outstanding warrants. The Series A Preferred Stock is convertible into 12,000,000 shares of DynEco common stock.

(8)          Consists of (a) 3,000,000 shares of common stock, (b) 7,578,947 shares issuable upon exercise of the convertible feature of a note and (c) 5,000,000 shares issuable upon exercise of outstanding warrants.

January 13, 2006 Financing Transaction

The information under this caption, “January 13, 2006 Financing Transaction,” including the per share information and price per share information, gives effect to a proposed reverse split of DynEco’s common stock at the rate of 1:30. In the event that the 1:30 reverse split does not occur, the per share amounts and prices per share information will be modified to reflect the actual capitalization of DynEco at that time.

On January 13, 2006, DynEco entered into a series of documents with MMA Capital, LLC, under which DynEco borrowed $2,000,000 and issued to MMA Capital our Convertible Secured Promissory Note in the aggregate principal amount of $2,000,000. Interest is payable quarterly at the rate of 8% per annum and the outstanding principal amount of the note, together with accrued but unpaid interest, becomes due and payable on January 13, 2007.

At the option of the holder, the outstanding principal amount of the promissory note and accrued but unpaid interest may be converted into shares of common stock of DynEco at the rate of $1.00 per share, subject to adjustment in the event DynEco issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. DynEco has agreed to file a registration statement under the Securities Act of 1933, as amended, to register the shares issuable upon conversion of the promissory note. It constitutes an event of default under the note, and subjects DynEco to the payment of liquidated damages, if the registration statement does not become effective on or before July 12, 2006, and does not remain effective for a period of at least 90 days. DynEco’s obligations under the promissory note are collateralized by a security interest in substantially all of DynEco’s assets.

In connection with the transaction, DynEco issued a common stock purchase warrant in favor of MMA Capital to purchase up to 2,000,000 shares of DynEco’s common stock, exercisable for a period of three years, at an exercise price of $1.00 per share, subject to adjustment in the event DynEco issues shares for a consideration of less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganization or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering resale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

MMA Capital was provided access to business and financial information about DynEco and had such knowledge and experience in business and financial matters that they were able to evaluate the risks and merits of an investment in DynEco. The notes and warrants issued in the transaction included a legend to the effect that the securities were not registered under the Securities Act of 1933, as amended, and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transaction. No placement agent was employed, and no brokerage or similar fees or other compensation were paid, however, a fee equal to 8% of the proceeds ($160,000) was paid to Forte Capital Partners LLC, an unaffiliated third party, who assisted MMA Capital in connection with the transaction. The transaction was exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

Item 8.01.	Other Events.

On January 17, 2006, the Board of Directors of DynEco held a special meeting to, among other things:

•	recommend an amendment to DynEco’s Articles of Incorporation increasing the number of shares of common stock DynEco is authorized to issue to 300,000,000 shares;
•	authorize DynEco to change its domicile from Minnesota to Florida; and
•	authorize a 1:30 reverse split of DynEco’s issued and outstanding common stock for all shareholders of record as of a record date and effective date to be established by the board.

The foregoing actions were approved subject to completion of regulatory filings and approvals, and receipt of shareholder authorization at a special meeting of shareholders to be held on January 31, 2006. The board fixed January 17, 2006 as the record date for determining those shareholders of record of DynEco who are entitled to notice of and to vote at the special meeting.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Financial Statements for the periods specified in, and to the extent required by, Rule 3-05(b) of Regulations S-X will be supplied by amendment within the time prescribed by Item 7(a) of Form 8-K.

(b)	Pro Forma Financial Information.

Pro forma financial information, to the extent required by, Article XI of Regulation S-X will be supplied by amendment within the time prescribed by Item 7(a) and (b) of Form 8-K.

(d)	Exhibits.

3.(i)	Articles of Amendment Designating Series A Preferred Stock.
10.1	Stock Exchange Agreement dated January 13, 2006 by and between DynEco Corporation and the former shareholders of Dynamic Leisure Group, Inc..
10.2	Separation Agreement dated January 13, 2006 by and between DynEco Corporation and Dr. Thomas Edwards
10.3	Modification and Waiver Agreement dated January 13, 2006 by and between DynEco Corporation and Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RJ Prager Corporation
10.4	Exclusive Patent and Know-How License Agreement dated January 12, 2006 by and between DynEco Corporation and Dr. Thomas Edwards.
10.5	Secured Convertible Promissory Note dated January 13, 2006 to MMA Capital, LLC.
10.6	Security Agreement dated January 13, 2006 with MMA Capital, LLC.
10.7	Common Stock Purchase Warrant dated January 13, 2006 to MMA Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNECO COPORATION

Date: January 20, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano President